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                                                                    EXHIBIT 10.1


                                 ENDOCARE, INC.

                         COMMON STOCK PURCHASE AGREEMENT

                                November 22, 2000

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                                TABLE OF CONTENTS

                                                                          Page
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1.       Purchase and Sale of Stock.........................................1

         1.1      Closing...................................................1

2.       Representations and Warranties of the Company......................1

         2.1      Organization, Good Standing and Qualification.............1
         2.2      Authorization.............................................1
         2.3      Valid Issuance of Common Stock............................2
         2.4      Governmental Consents.....................................2
         2.5      Compliance with Instruments and Law.......................2
         2.6      SEC Documents; Financial Statements.......................3
         2.7      Absence of Certain Developments...........................3
         2.8      Intellectual Property.....................................3
         2.9      Capitalization............................................4
         2.10     Litigation................................................4
         2.11     Disclosure................................................4
         2.12     Listing...................................................5
         2.13     Form S-3 Eligibility......................................5
         2.14     Private Placement.........................................5
         2.15     Brokers...................................................5
         2.16     Tax Status................................................5
         2.17     Key Employees.............................................5
         2.18     Environmental Matters.....................................6

3.       Representations and Warranties of Investors........................6

         3.1      Authorization.............................................6
         3.2      Purchase Entirely for Own Account.........................6
         3.3      Disclosure of Information.................................7
         3.4      Investment Experience.....................................7
         3.5      Accredited Investor.......................................7
         3.6      Restricted Securities.....................................7
         3.7      Legend....................................................8
         3.8      Risk Factors..............................................8

4.       Conditions of Investor's Obligations at Closing....................8

         4.1      Representations and Warranties............................8
         4.2      Performance...............................................8
         4.3      Qualifications............................................8
         4.4      Proceedings and Documents.................................8
         4.5      Delivery of Stock Certificates............................9
         4.6      Execution and Delivery of Agreement.......................9
         4.7      Listing...................................................9
         4.8      Injunction................................................9
         4.9      Opinion of Counsel........................................9


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
         4.10     Warrant...................................................9
         4.11     No Material Adverse Change................................9
         4.12     Secretary's Certificate...................................9

5.       Conditions of the Company's Obligations at Closing.................9

         5.1      Representations and Warranties............................9
         5.2      Payment of Purchase Price................................10
         5.3      Qualifications...........................................10

6.       Affirmative Covenants of the Company..............................10

         6.1      Registration Requirements................................10
         6.2      Indemnification and Contribution.........................14

7.       Participation Right in Stock Offerings............................16

         7.1      Definition of New Securities.............................17
         7.2      Notice; Exercise of Right................................17
         7.3      Expiration of Right......................................18
         7.4      Assignment of Right......................................18

8.       Miscellaneous.....................................................18

         8.1      Use of Proceeds..........................................18
         8.2      Listing..................................................18
         8.3      No Integrated Offerings..................................18
         8.4      Survival of Warranties...................................18
         8.5      Successors and Assigns...................................19
         8.6      Governing Law; Jurisdiction..............................19
         8.7      Counterparts.............................................19
         8.8      Titles and Subtitles.....................................19
         8.9      Notices..................................................19
         8.10     Expenses; Attorneys' Fees................................20
         8.11     Amendments and Waivers...................................20
         8.12     Severability.............................................20
         8.13     Entire Agreement.........................................20
         8.14     Publicity................................................20
         8.15     Termination..............................................21

Schedule A        List of Investors

Exhibit A         Legal Opinion of Brobeck, Phleger & Harrison LLP
Exhibit B         Form of Warrant


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                         COMMON STOCK PURCHASE AGREEMENT


         THIS COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 22nd day of November 2000 by and between Endocare, Inc., a Delaware corporation (the "Company"), and the investors listed on the signature pages hereof (each, an "Investor," and, collectively, the "Investors").

         THE PARTIES HEREBY AGREE AS FOLLOWS:

         1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase, and the Company agrees to sell and issue to each Investor, the number of shares of the Company's Common Stock (the "Shares") set forth opposite the Investor's name on Schedule A at a price of $13.25 per share.

         1.1 Closing. The purchase and sale of the Shares shall take place on November 24, 2000 (the "Closing"). At the Closing, each Investor will wire to the Company the purchase price for the Shares it is purchasing.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

         2.1 Organization, Good Standing and Qualification. The Company and its subsidiary, Advanced Medical Procedures, Inc. ("AMP"), are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company and AMP have all requisite corporate power and authority to carry on their respective business as now conducted. The Company and AMP are duly qualified to transact business and are in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         "Material Adverse Effect" means any material adverse effect on (a) the ability of the Company to perform its obligations hereunder or (b) the business, operations, properties, prospects or financial condition of the Company. The Company neither owns, nor has any contract to acquire, any equity securities of any other entity other than as set forth on Schedule 2.1.

         2.2 Authorization. The Company has the corporate power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby and to issue, sell, and deliver to Investor the Shares pursuant to the terms of this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders (including without limitation, Rule 4460 promulgated by the National Association of Securities Dealers, Inc. ("NASD")) necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Common Stock being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization,


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moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (c) as to those limitations set forth in Section 6.2 relating to indemnity or contribution to the extent the enforceability of such provisions is limited by SEC rules or other laws.

         2.3 Valid Issuance of Common Stock. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any taxes, liens or encumbrances created by the Company. The Company has not granted any registration rights with respect to its securities other than the registration rights set forth herein and piggyback registration rights with respect to approximately 270,000 shares of Common Stock issuable upon the exercise of outstanding warrants granted to service providers, consultants and issued in connection with licensing patent rights and all of which are listed on Schedule
2.3. The Company's Common Stock is quoted on the Nasdaq National Market ("NMS").

         2.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of a Form D and any other filings required to be made under the securities laws of the state in which each Investor resides, which will be made by the Company as required by such laws, and the filing of a registration statement and all amendments thereto with the SEC as contemplated by this Agreement.

         2.5 Compliance with Instruments and Law. Neither the Company nor AMP is in violation or default in any material respect of (a) any provision of its Certificate of Incorporation, as currently in effect and as amended or restated through the date hereof, or its Bylaws or (b) any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, the failure to comply with which would have a Material Adverse Effect, or (c) any provision of any federal or state statute, rule or regulation applicable to it, the failure to comply with which would have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or its assets or properties or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party. The Company is not in violation of the listing requirements of


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the NMS and does not anticipate that the Common Stock will be delisted by the
NMS in the foreseeable future.

         2.6 SEC Documents; Financial Statements. The Company has filed each statement, annual, quarterly and other report, registration statement and definitive proxy statement with the U.S. Securities and Exchange Commission ("SEC") that the Company has been required to file since January 1, 1996 ("SEC Documents"). As of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). The financial statements of the Company included in the SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC) and fairly present the financial position of the Company at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial, normal, recurring audit adjustments). There has been no change in the Company's accounting policies except as may be described in the notes to the Financial Statements. Except as disclosed in the SEC Documents filed through the date hereof, the Company has not incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that, individually or in the aggregate, would have a Material Adverse Effect, other than liabilities under or contemplated by this Agreement.

         2.7 Absence of Certain Developments. Since September 30, 2000, there has been no (a) material adverse change in the condition, financial or otherwise, of the Company or of the Company's assets, liabilities, properties, business, financial condition, results of operations or, to the Company's knowledge, prospects, (b) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, or (c) loss, destruction or damage to any property of the Company, whether or not insured, which has or may have a Material Adverse Effect.

         2.8 Intellectual Property. The Company and AMP each owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge necessary for the conduct of its business as now being conducted (collectively, "Intangibles"). Except as disclosed in the SEC Documents, neither the Company nor AMP infringes or is in


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conflict with any right of any other person with respect to any Intangibles which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor AMP has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor AMP has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or AMP's ownership or right to use its respective Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. Except as disclosed in the SEC Documents, the Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. Each of the Company and AMP has complied, in all material respects, with its contractual obligations relating to the protection of its respective Intangibles used pursuant to licenses. Except as disclosed in the SEC Documents, to the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or AMP.

         2.9 Capitalization. All of the Company's outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all Federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock of which 13,366,073 shares are outstanding as of the date hereof, and 1,000,000 shares of Preferred Stock of which none are outstanding as of the date hereof. Except as set forth on Schedule 2.9, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company's capital stock or any such options, rights, convertible securities or obligations.

         2.10 Litigation. Except as set forth in the SEC Documents, there is no pending or, to the Company's knowledge, threatened action, suit or other proceeding before any court, governmental body or authority, or arbitration to which the Company, AMP, or any officers or directors of the Company or AMP in their capacities as such, is a party or to which the Company's property or assets are subject. To the knowledge of the Company, except as set forth on
Schedule 2.10, there are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding, which, if asserted or conducted with results unfavorable to the Company, would have a Material Adverse Effect.

         2.11 Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to any Investor pursuant to Section 3.3 hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company's securities.


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         2.12 Listing. Promptly after the Closing, the Company will give notice of issuance of the Shares or file the documents necessary to list the Shares on the NMS.

         2.13 Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Shares. The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which will be included in the Registration Statement required to be filed pursuant to this Agreement. The Company shall take all actions necessary to continue to meet the eligibility requirements for the use of Form S-3 for the resale of the Shares.

         2.14 Private Placement. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Shares being offered hereby. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Shares being offered hereby under the Securities Act or cause this offering of Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, the result of such integration which would require registration under the Securities Act, or any applicable stockholder approval provisions, including, without limitation, Rule 4460(i) of the NASD or any similar rule.

         2.15 Brokers. Except as set forth on Schedule 2.15, the Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

         2.16 Tax Status. Except as set forth in the SEC Documents, the Company has made or filed all foreign, U.S. federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

         2.17 Key Employees. Each of the Company's directors, officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the SEC Documents. No Key Employee, to the best knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality,


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disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company to any material liability with respect to any of the foregoing matters. Except as described on
Schedule 2.17, no Key Employee has, to the best knowledge Company any intention to terminate or limit his employment with, or services to, the Company nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means the persons listed on Schedule 2.17 and any individual who assumes or performs any of the duties of a Key Employee.

         2.18 Environmental Matters. There is no environmental litigation or other environmental proceeding pending or, to the best knowledge of the Company, threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any entity currently or at any time affiliated with the Company. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or that may otherwise have a Material Adverse Effect. Except as disclosed on
Schedule 2.18, no Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, by the Company (or, to the Company's knowledge, by any entity or person other than the Company) in or on the properties owned or leased by the Company or by any entity currently or at any time affiliated with the Company in violation of any applicable environmental laws. The environmental compliance programs of the Company comply in all respects with all environmental laws, whether federal, state or local, currently in effect. As used herein, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

         3. Representations and Warranties of Investors. Each Investor severally and not jointly hereby represents and warrants that:

         3.1 Authorization. Investor has full power and authority to enter into this Agreement and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (c) as to those provisions of Section
6.2 relating to indemnity or contribution.

         3.2 Purchase Entirely for Own Account. The Investor is purchasing the Shares and the Warrant (as defined in Section 4.10 below) (and, if the Warrant is exercised, the Common Stock issuable upon exercise of such Warrant (the "Warrant Shares")) for the Investor's own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Investor understands that the Investor must bear the economic risk of this investment indefinitely, unless the Shares and the Warrant Shares are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available,


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and that the Company has no present intention of registering the resale of the
Shares and the Warrant Shares other than as contemplated by this Agreement. Notwithstanding anything in this Section 3.2 to the contrary, by making the representations herein, the Investor does not agree to hold the Shares or the Warrants or Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Shares and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

         3.3 Disclosure of Information. Investor has received all the information it has requested in deciding whether to purchase the Shares, the Warrants and the Warrant Shares. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares, the Warrants and the Warrant Shares and the business, properties, prospects and financial condition of the Company; provided, however, that Investor has relied on the Company's representations and warranties contained in this Agreement and no provision in this Section 3 shall be construed to limit that reliance.

         3.4 Investment Experience. Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares, the Warrants and the Warrant Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares, the Warrants and the Warrant Shares.

         3.5 Accredited Investor. Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

         3.6 Restricted Securities. Investor understands that (a) except as provided herein, the sale or resale of the Shares, the Warrants or the Warrant Shares have not been and are not being registered under the Securities Act or any state securities laws, and the Shares, Warrants and Warrant Shares may not be transferred unless (i) the resale of the Shares, Warrants or Warrant Shares, as the case may be, has been registered thereunder, (ii) Investor shall have delivered to the Company an opinion of counsel to the effect that the Shares, Warrants or Warrant Shares, as the case may be, to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (iii) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"), or (iv) sold or transferred to an affiliate of Investor who agrees to sell or otherwise transfer the Shares, Warrants or Warrant Shares, as the case may be, only in accordance with the provisions of this Section 3.6 and who is an accredited investor; and (b) neither the Company nor any other person is under any obligation to register such Shares, Warrants or Warrant Shares under the Securities Act or any state securities laws (other than pursuant to this Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Shares, Warrants or Warrant Shares may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.


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

         3.7 Legend. It is understood that the certificates evidencing the Shares, Warrants and Warrant Shares may bear the following legend:

                  "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

         3.8 Risk Factors. Investor understands that its purchase of the Shares, Warrants and Warrant Shares involves a high degree of risk and that the Company has given no assurance as to the future value of the Shares, Warrants and Warrant Shares or future performance of the Company. Some of the risks inherent in an investment in the Shares, Warrants and Warrant Shares are set forth in the Company's Current Report on Form 10-Q for the quarter ended September 30, 2000 filed with the SEC, which Investor acknowledges it has read and understands.

         4. Conditions of Investor's Obligations at Closing. The obligations of each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against such Investor unless consented in writing thereto:

         4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. Such Investor shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing, to the foregoing effect and to such other matters as may be reasonably requested by such Investor.

         4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. Such Investor shall have received a certificate, executed by the Chief Financial Officer of the Company, dated as of the Closing, to the foregoing effect and to such other matters as may be reasonably requested by such Investor.

         4.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.


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

         4.5 Delivery of Stock Certificates. Investor shall have received a stock certificate representing the Shares being purchased by such Investor.

         4.6 Execution and Delivery of Agreement. The Company shall have executed and delivered this Agreement to such Investor.

         4.7 Listing. The Common Stock shall be listed on the NMS, and trading in the Common Stock (or the NMS generally) shall not have been suspended by the SEC or the NMS.

         4.8 Injunction. No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

         4.9 Opinion of Counsel. Investor shall have received an opinion of the Company's counsel, dated as of the Closing Date, in substantially the form of Exhibit A attached hereto.

         4.10 Warrant. Investor shall have received a warrant, substantially in the form attached hereto as Exhibit B (the "Warrant" and collectively with the warrants issued to other Investors in accordance with this section, the "Warrants"), to purchase up to the number of shares of the Company's Common Stock set forth opposite such Investor's name under the column entitled "No. of Warrant Shares" on Schedule A at an exercise price of $13.9125 per share.

         4.11 No Material Adverse Change. There shall have been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company, since the date hereof, and no information, of which Investors are not currently aware, shall come to the attention of Investor that is materially adverse to the Company.

         4.12 Secretary's Certificate. Investor shall have received a certificate, dated as of the Closing Date, executed by the Secretary of the Company, certifying as to: (a) the Company's Certificate of Incorporation, (b) Bylaws or other governing documents and (c) resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

         5. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investors under this Agreement are subject to the fulfillment on or before each Closing of each of the following conditions by Investors:

         5.1 Representations and Warranties. The representations and warranties of Investors contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         5.2 Payment of Purchase Price. Investors shall have delivered the total aggregate purchase price for the Shares specified on Schedule A.

         5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         6. Affirmative Covenants of the Company. The Company hereby covenants and agrees as follows:

         6.1 Registration Requirements.

                  (a) Obligations of the Company.

                           (i) The Company shall prepare and file as soon as
possible after the Closing, but no later than thirty (30) days thereafter, a Registration Statement on Form S-3 (the "Registration Statement") with the SEC under the Securities Act to register the resale by Investors of the Shares and the Warrant Shares (together with the Shares, the "Registrable Shares"). After the Registration Statement is filed, the Company shall respond promptly to any and all comments made by the staff of the SEC to such Registration Statement.

                           (ii) Such Registration Statement shall comply in all
material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in the Registration Statement or incorporated by reference therein will comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements will be prepared in accordance with generally accepted accounting principles consistently applied during the periods involved (except as may be otherwise indicated in the financial statements or the notes thereto or, in the case of unaudited interim statements, as permitted by the SEC) and fairly present the financial position of the Company at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to immaterial year-end adjustments).

                           (iii) If the Registration Statement receives a "no
review" from the SEC, the Company will use its best efforts to have the SEC declare the Registration Statement effective within five (5) days following the SEC's confirmation of the "no review" status. If the SEC reviews the Registration Statement, the Company will use its best efforts to cause the Registration Statement to be declared effective within ninety (90) days of the Closing. If, despite best efforts on the part of the Company, (A) the Registration Statement is not declared effective within one hundred twenty (120) days of the Closing or, except as permitted under Section 6.1(a)(xiii), sales of any Registrable Shares cannot be made during the Registration

Period (as defined in Section 6.1(a)(iv) hereof) and (B) Investor desires to sell Registrable Shares and cannot sell such Registrable Shares under Rule 144, the Company will be liable to pay, for each day after such one hundred twenty
(120)-day period that the Registration Statement is not declared effective by the SEC or each day during the Registration Period that sales of any Registrable Shares cannot be made, liquidated damages to such Investor in the amount of 0.066% of the aggregate purchase price of the Registrable Shares that such Investor desires to sell and cannot sell under Rule 144. The liquidated damages owing to any particular Investor will be payable upon demand by such Investor.

                           (iv) The Company will use its best efforts to keep
the Registration Statement effective until the earlier of (A) such date as all of the Registrable Shares have been resold or (B) such time as all of the Registrable Shares held by Investors can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) or any successor provision (the "Registration Period").

                           (v) The Company shall prepare and file with the SEC
such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Registration Statement.

                           (vi) The Company shall furnish to each Investor whose
Registrable Shares are included in the Registration Statement (A) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto and each preliminary prospectus and prospectus and each amendment or supplement thereto, (B) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice, sent by facsimile to each Investor whose Registrable Shares are included in such Registration Statement, stating that the Registration Statement or amendment has been declared effective, and (C) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Investor.

                           (vii) The Company shall use its best efforts to cause
all Registrable Shares registered as described herein to be (A) listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Shares is then permitted under the rules of such exchange, and (B) quoted on each quotation service on which securities of the same class or series issued by the Company are then quoted, if any, if the quotation of such Registrable Shares is then permitted under the rules of such service.

                           (viii) The Company shall use its best efforts to
provide a transfer agent and registrar, which may be a single entity, for all Registrable Shares registered pursuant to the Registration Statement on or prior to the effective date of the Registration Statement and to provide a CUSIP number for all such Registrable Shares.

                           (ix) With a view to making available to Investors the
benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit Investors to sell Registrable Shares to the public without registration or pursuant to registration, the Company covenants and agrees to:
(A) make and keep public information available, as those terms are understood and defined in Rule 144, until such date as all of the Registrable Shares shall have been resold; (B) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (C) furnish to Investors upon request, as long as Investors own any Registrable Shares, (1) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (2) a copy of the most recent annual or quarterly report of the Company, and (3) such other information as may be reasonably requested in order to avail Investors of any rule or regulation of the SEC that permits the selling of any such Registrable Shares without registration.

                           (x) The Company shall use its best efforts to (A)
register and qualify the Registrable Shares covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Investor who holds the Registrable Shares reasonably requests, (B) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (D) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (x), (2) subject itself to general taxation in any such jurisdiction,
(3) file a general consent to service of process in any such jurisdiction, (4) provide any undertakings that cause the Company undue expense or burden, or (5) make any change in its Certificate of Incorporation or Bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interest of the Company and its stockholders.

                           (xi) As promptly as practicable after becoming aware
of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts to promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

                           (xii) The Company shall use its best efforts to
prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order as soon as practicable (including in each case by amending or supplementing the Registration Statement) and to notify each Investor who holds Registrable Shares being sold of the issuance of such order and the resolution thereof, and if the Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

                           (xiii) Without limiting the generality of subsections
(xi) and (xii) above, the Company may refuse to permit Investors to resell any Registrable Shares pursuant to the Registration Statement at any time; provided, however, that in order to exercise this right at any time, the Company must deliver a certificate in writing to Investors to the effect that suspension of the sale of shares under the Registration Statement, until such time as the Company can make an appropriate filing with the SEC, is necessary because a sale pursuant to the Registration Statement, in its then-current form, could constitute a violation of the Federal securities laws. In such an event, the Company shall use its best efforts to amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the Federal securities laws as soon as practicable, and shall notify Investor promptly after it has determined that such sale has become permissible under the Federal securities laws. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right to suspend sales under this subsection more than three (3) times in any twelve (12)-month period, and the period during which the Registration Statement under this subsection may be withdrawn shall not exceed forty-five (45) days in the aggregate; provided, however, that if the Company is required to amend the Registration Statement and the Company does not qualify for Form S-3, the period during which the Registration Statement may be withdrawn shall be increased one time only by fifty (50) days if upon filing such amendment the SEC advised the Company that it intends to review the amendment.

                  (b) Obligations of Investors.

                           (i) Each Investor will provide the Company all
information reasonably necessary from such Investor to register such shares and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) trading days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor. Each Investor further agrees to furnish promptly to the Company in writing all information required from time to time to be disclosed in order to make the information previously furnished to the Company by each Investor not misleading.

                           (ii) Each Investor, by such Investor's acceptance of
the Registrable Shares, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Shares from such Registration Statement.

                           (iii) Each Investor agrees that, upon receipt of any
notice from the Company of the happening of any event of the kind described in Sections 6.1(a)(xi), (a)(xii), and (a)(xiii), such Investor will immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such Registrable Shares until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Sections 6.1(a)(xi), (a)(xii), and (a)(xiii) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice.

                  (c) Expenses of Registration. The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and Investors shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Shares to be resold by Investors. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions set forth herein, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of up to $15,000 for one counsel selected by the Investors, blue sky fees and expenses and the expense of any special audits incident to or required in connection with any such registration. "Selling Expenses" shall mean selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Shares.

         6.2 Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Investor, any director or officers of such Investors and any person who controls such Investor (each, an "Indemnified Person") from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which any of them may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, on the effective date thereof, or any post-effective amendment thereon or prospectus included therein or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement, or arise out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, and any other law, rule or regulation, including state securities laws, and the Company will, as incurred, reimburse such Indemnified Person for any legal or other expenses reasonably incurred for a single counsel for such Indemnified Persons in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to an Indemnified Person to the extent that such loss, claim, damage or liability arises out of, or is based upon (i) an untrue statement made in the Registration Statement in reliance upon and in conformity with written information concerning such Indemnified Person furnished to the Company by or on behalf of such Indemnified Person specifically for use in preparation of the Registration Statement, (ii) the failure of such Indemnified Person to comply with the covenants and agreements contained in Section 6.1 hereof, (iii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to such Indemnified Person prior to the pertinent sale or sales by such Indemnified Person, or (iv) any violation or alleged violation by the Indemnified Person of the Securities Act, the Exchange Act, and any other law, rule or regulation, including state securities laws. The Company will reimburse such Indemnified Person for any legal or other expenses reasonably incurred for a single counsel for all Indemnified Persons (unless, in the reasonable opinion of such counsel, the representation by such counsel of any Indemnified Person would be inappropriate due to actual or potential conflicts of interest or any Indemnified Person reasonably determines that there may be legal defenses available to such Indemnified Person which are in conflict with another party represented by such counsel, in which case, the Company will cover the expenses of separate counsel) in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

                  (b) Each Investor severally and not jointly agrees to indemnify and hold harmless the Company from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which the Company may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) an untrue statement made in the Registration Statement in reliance upon and in conformity with written information concerning such Investor furnished to the Company by or on behalf of such Investor specifically for use in preparation of the Registration Statement, provided, however, that Investor shall not be liable in any such case for any untrue statement included in any prospectus which statement has been corrected, in writing, by Investor and delivered to the Company before the sale from which such loss occurred, (ii) the failure of such Investor to comply with the covenants and agreements contained in Section 6.1 hereof, (iii) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to such Investor prior to the pertinent sale or sales by such Investor, or (iv) any violation by the Investor concerning the sale by the Investor of Registrable Shares under the Securities Act, the Exchange Act, and any other law, rule or regulation, including state securities laws, other than violations by the Investors resulting from the Company's own violation of such law, rule or regulation. Such Investor will reimburse the Company for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to Investors, upon request, reasonable assurances of their ability to effect any refund, when and if due.

                  (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity to be sought against an indemnifying person pursuant to this section, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                  (d) If the indemnification provided for in this section is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Investors on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Investors on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall not be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The obligations of the Company and Investors under this section shall be in addition to any liability which the Company and Investor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or Investors within the meaning of the Securities Act.

         7. Participation Right in Stock Offerings. The Company hereby grants to each Investor who owns, at the time New Securities (as hereinafter defined) are offered by the Company, at least 100,000 Shares (as adjusted for stock dividends, stock splits and the like), the right to purchase a pro rata share of New Securities which the Company may, from time to time, propose to sell and issue. An Investor's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Investor immediately prior to the issuance of New Securities to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of any securities convertible into Common Stock and the exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. Each Investor shall have a right of over-allotment such that if any Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Investors may purchase the non-purchasing Investor's portion on a pro rata basis within ten (10) days from the date such non-purchasing Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities. This purchase right is subject to the following provisions:

         7.1 Definition of New Securities. "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of assets or other method; (ii) securities issued in connection with a strategic partnering arrangement, joint venture or similar business alliance; (iii) securities issued in connection with any equipment leasing arrangement or debt financing from a bank or similar financial institution; (iv) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement; (v) securities issued as an incentive to vendors or customers or to other persons in similar commercial situations with the Company; (vi) securities issued in an underwritten public offering pursuant to a registration under the Securities Act with an aggregate offering price to the public equal to or greater than $25 million; (vii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (viii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (vii) above.

         7.2 Notice; Exercise of Right.

                  (a) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Investor shall have twenty (20) days after any such notice is effective to agree to purchase such Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Any Investor exercising its purchase right must purchase its full pro rata share of New Securities.

                  (b) In the event the Investors fail to exercise fully the right of first refusal within the twenty (20)-day period and after the expiration of the ten (10)-day period for the exercise of the over-allotment provisions of this section, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty
(120) days from the date of said agreement) to sell the New Securities as to which the Investors' right of first refusal option set forth in this section was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Investors pursuant to this section. In the event the Company has not sold within the 120-day period or entered into an agreement to sell the New Securities within the 120-day period (or sold and issued New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of such agreement), the Company shall not thereafter issue or sell any New

Securities, without first again offering such securities to the Investors in the manner provided in this section.

         7.3 Expiration of Right. The participation right to purchase New Securities granted under this Agreement shall expire on the first anniversary of the effective date of the Registration Statement filed by the Company under this Agreement to register the resale of the Shares.

         7.4 Assignment of Right. The participation right set forth in this section may not be assigned or transferred, except that (i) such right is assignable by each Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Investor, and
(ii) such right is assignable to any person or entity who purchases at least 20,000 Shares (as adjusted for stock dividends, stock splits and the like) from an Investor in a privately negotiated sale (as opposed to a public sale pursuant to the Registration Statement filed hereunder).

         8. Miscellaneous.

         8.1 Use of Proceeds. The Company shall use the proceeds from the sale of the Shares as set forth in Schedule 8.1.

         8.2 Listing. The Company shall maintain, so long as any Investor (or any of its affiliates) owns any Shares, the listing of all Shares on each national securities exchange or automated quotation system on which shares of Common Stock are currently listed. The Company will use its best efforts to continue the listing and trading of its Common Stock on the NMS or the New York Stock Exchange and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the NASD or such exchanges, as applicable. The Company shall promptly provide to the Investors copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on the NMS or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

         8.3 No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Registrable Shares) under circumstances that would require registration of the Shares being offered or sold hereunder under the Securities Act or cause this offering of the Shares to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

         8.4 Survival of Warranties. The representations and warranties of the Company and the agreements and covenants set forth in Sections 2, 3, 6, 7 and 8 hereof shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Investors. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Investors may have under applicable U.S. federal or state securities laws. The Company shall indemnify and hold harmless each Investor and each of its officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach by the Company (other than any breach or other situation under which the Company will become liable to pay liquidated damages or otherwise indemnify the Investors pursuant to Section 6 herein) of any of its representations, warranties or covenants set forth herein, including advancement of expenses as they are incurred.

         8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein or therein, neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, any Investor may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act or to any person or entity who purchases at least 20,000 Shares (as adjusted for stock dividends, stock splits and the like) from any Investor in a privately negotiated sale, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Shares may be pledged and all rights of any Investor under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with such Investor's margin or brokerage account.

         8.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company and the Investors irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Investors to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.9 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, at the time of receipt if sent by facsimile with confirmation of receipt, on the business day after deposit with an overnight courier of national repute, or upon the second business day after deposit with the United States Post Office by registered or certified mail, postage prepaid, in each case addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

         8.10 Expenses; Attorneys' Fees. The Company and Investor shall each pay all of its own costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, except that the Company will reimburse the Investors, collectively, up to $50,000 for reasonable documented legal fees of a single counsel to the Investors; provided, however, that the Investors shall be permitted to deduct all such fees (subject to such maximum amount) from the purchase price payable by the Investors hereunder. In addition, from time to time thereafter, upon the Investors' written request, the Company shall pay to the Investors such additional fees, if any, not covered by such payment, in each case to the extent reasonably incurred by the Investors or their affiliates or agents in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements executed in connection herewith. Notwithstanding the foregoing, the Company shall not be obligated to reimburse the Investors for more than $50,000 pursuant to this Section 8.10. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         8.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors who are purchasing or have purchased a majority of the Shares sold or to be sold hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

         8.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

         8.14 Publicity. The Company and the Investors shall have the right to approve before issuance any press releases, SEC or NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Investors, to make any press release or SEC or NASD filings with respect to such transactions as is required by applicable law and regulation (although the Investors shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof).

         8.15 Termination. In the event that the Closing shall not have occurred on or before November 29, 2000, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    "COMPANY"

                                    ENDOCARE, INC.


                                    By: /s/ PAUL W. MIKUS
                                        ----------------------------------------
                                        Paul W. Mikus, President and Chief
                                        Executive Officer

                                    Address: 7 Studebaker
                                             Irvine, California 92618
                                    Facsimile No.: (949) 597-0607


                                    "INVESTORS"


                                    SAFECO COMMON STOCK TRUST - SAFECO Growth
                                    Opportunities Fund

                                    By: /s/ DARCY MACLAREN
                                        ----------------------------------------
                                    Name: Darcy MacLaren
                                    Title: Vice President, SAFECO Asset
                                           Management Company

                                    Address: 10865 Willows Road NE
                                             Redmond, WA 98052

                                    Facsimile No.: (206) 545-6277 (legal dept.)




                                    SAFECO RESOURCE SERIES TRUST - Growth
                                    Opportunities Portfolio


                                    By: /s/ DARCY MACLAREN
                                        ----------------------------------------
                                    Name: Darcy MacLaren
                                    Title: Vice President, SAFECO Asset
                                           Management Company

                                    Address: 10865 Willows Road NE
                                             Redmond, WA 98052

                                    Facsimile No.: (206) 545-6277 (legal dept.)

                                   SAFECO 401(k) Savings Plan

                                   By: /s/ DAVID W. KRAFT     /s/ ROD A. PIERSON
                                       -----------------------------------------
                                   Name:   David W. Kraft         Rod A. Pierson
                                   Title:
                                           -------------------------------------
                                   Address: SAFECO Plaza
                                            Seattle, WA 98185

                                   Facsimile No.: (206) 545-6277 (legal dept.)


                                   Narrangansett I, L.P.

                                   By: /s/ JOSEPH L. DOWLING III
                                       -----------------------------------------
                                   Name:   Joseph L. Dowling III
                                   Title:  Managing Member

                                   Address: 153 East 53rd, 26th Floor
                                            New York, NY 10022

                                   Facsimile No.: (212) 521-5029


                                   Narrangansett Offshore, Ltd.

                                   By: /s/ JOSEPH L. DOWLING III
                                       -----------------------------------------
                                   Name:   Joseph L. Dowling III
                                   Title:  Managing Member

                                   Address: 153 East 53rd, 26th Floor
                                            New York, NY 10022

                                   Facsimile No.: (212) 521-5029


                                   SDS Merchant Fund, LP

                                   By: /s/ STEVE DERBY
                                       -----------------------------------------
                                   Name:   Steve Derby
                                   Title:  Managing Partner

                                   Address: 1 Sound Shore Dr.
                                            Greenwich, CT 06830

                                   Facsimile No.: (203) 629-8400

                                   SCHEDULE A

                                List of Investors

                                             No. of Shares to                        No. of Warrant
                    Investor                     be Purchased      Purchase Price            Shares
                    --------                 ----------------      --------------    --------------

SAFECO 401(k) Savings Plan(1)                          94,400      $ 1,250,800.00            11,800

SAFECO COMMON STOCK TRUST - SAFECO Growth
Opportunities Fund(2)                                 741,000      $ 9,818,250.00            92,625

SAFECO RESOURCE SERIES TRUST - Growth
Opportunities Portfolio(3)                            399,040      $ 5,287,280.00            49,880

Narragansett I, L.P.                                   39,000      $   516,750.00             4,875

Narragansett Offshore, Ltd.                            61,000      $   808,250.00             7,625

SDS Merchant Fund, L.P.                               175,000      $ 2,318,750.00            21,875


TOTALS                                              1,509,440      $20,000,080.00           188,680
                                                    ---------      --------------           -------


------------------

         (1) Stock certificate and Warrant to be issued in the name of Mac & Co. pursuant to instructions from Investor.

         (2) Stock certificate and Warrant to be issued in the name of Coralbasin & Co. pursuant to instructions from Investor.

         (3) Stock certificate and Warrant to be issued in the name of Coralrock & Co. pursuant to instructions from Investor.